Q2Stockholder Letter

S T O C K H O L D E R L E T T E R Quarterly Update from McKeel Some people assume Henry Ford invented the automobile. He did not. That honor, arguably, goes to a gentleman named Karl Benz who patented the “Motorwagen” in 1886. But Ford did help shape the automobile industry as we know it today. He also, early on, shaped consumers’ views of what this mechanical marvel was really intended for. “I will build a car for the great multitude,” he said of his now-iconic Model T. “But it will be so low in price that no man making a good salary will be unable to own one - and enjoy with his family the blessing of hours of pleasure in God’s great open spaces.” That’s Hagerty in a nutshell. Ford saw the automobile as a vehicle to the best things in life, and so do we. From our insurance product and rapidly growing Hagerty Drivers Club to our dynamic events, media offerings and automotive intelligence resources, everything we do is designed to make owning or loving a cool, older car easier and more fun. Currently, we find ourselves in driving season – the best season of all for the 69 million Americans who describe themselves as automotive enthusiasts. There are many millions more like them around the world, and they are all passionate about their pastime. To them, cars and driving are a source of joy and meaning, and driving is about far more than just getting to and from work. It is about the journeys to the places we want to go with the people we want to be with. It is about freedom, independence, and, yes, those precious hours of pleasure in God’s great open spaces. Like Mr. Ford, car lovers today innately know these automotive truths to be self-evident, and that is one of the reasons that, despite today’s economic uncertainty, they continue to drive for fun, invest in enthusiast cars and seek out Dear Hagerty Stockholders, Members and One Team Hagerty,

moments to be together with others who share their passion. It is also why Hagerty continues to grow so quickly. Our resilience, through good times and bad, is one of our core strengths. Though we are new to the NYSE, we are certainly not a pre-revenue start- up. We have been at this for several decades. Our revenues are real, predictable and contractual. We have a consistent track record of growth, fueled by an obsession with the customer. Our bedrock, of course, is insurance. Because of it, we begin each year with almost 90% of our revenues locked in thanks to our strong retention. This recurring revenue is a distinct advantage for us, creating visibility into our ambitious growth targets. But it is not the full picture of who we are as a company. Hagerty is a growth company – supporting the automotive enthusiast with products and experiences from insurance and intelligence to lifestyle events and services. Our highly differentiated business model positions us for long-term organic growth despite tumultuous macroeconomic times. To share some perspective on what we mean by that, we have compounded our underlying premium growth at over 13% per year over the last decade. For perspective, this is over three times the 4% growth of the industry. And our first half 2022 written premium growth of 15% is even faster. Perhaps more impressive is that we have delivered this growth while maintaining our industry-leading Net Promoter Score of 82, roughly twice the industry average. At the heart of our business are our partners. We currently collaborate with nine of the top 10 automotive insurers in the U.S. to bring Hagerty- branded products to their loyal and in some cases most valuable customers. And as we begin planning for 2023, we look forward to the start of another mutually beneficial relationship, this one with State Farm where we will begin to activate its network of 19,200 agents across 460,000+ classic car policies. Our teams are focused on delivering a seamless experience, and we believe that this customer-centric approach is what will help sustain our high organic growth rates over the coming years.  This will be a large expansion of our customer base that raises the bar for Hagerty and we believe will encourage discussions with other partners for similar programs. We have spent the last several years readying ourselves for this game-changing influx of new members, many of whom, we believe, will join our Hagerty Drivers Club. Perhaps the biggest news of the summer is our recent announcement to acquire the remaining 60 percent of Broad Arrow Group (Broad Arrow), the recognized experts in auction sales, that we did not already own. At the start of the year, we invested $15 million to acquire an initial 40 percent stake in Broad Arrow to drive our “Marketplace” strategy, which provides high-trust platforms for our members to buy, sell, and finance collector cars, whether that is at a live auction or connecting buyers and sellers online through our proprietary automotive classified ads portal. The transactional marketplace is sizable. Over the past 12 months, we watched over 300,000 vehicles on our books transact with a value of about $12 billion – and we believe the global opportunity is multiples of that number. We expect our additional investment in Broad Arrow to be immediately accretive and are accelerating the pace of investments to rapidly scale this business. Hagerty Marketplace is yet another way we are serving the vast collectible car market, but it certainly will not be the last. Given the size of our total addressable market (69 million strong in the U.S.), we see a massive opportunity before us. We are making steady progress toward seizing it. Our eye is on the long game. We are glad you are on this drive with us. Onward and upward! McKeel Hagerty, CEO Hagerty